EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Basanite, Inc. (the “Company”) on Form 10-K for the year ended December 31, 2019 as filed with the United States Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, in the capacities and on the dates indicated below, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

1.

The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.

The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

Date: April 6, 2020	By: /s/ Simon R. Kay
Name: Simon R. Kay
Title: Interim Chief Executive Officer and Interim Principal Executive Officer

Date: April 6, 2020	By: /s/ Isabella Barbera
Name: Isabella Barbera
Title: Chief Financial Officer and Principal Financial Officer

A signed original of this written statement required by Section 906, or other document authentications, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Basanite, Inc. and will be retained by Basanite, Inc. and furnished to the United States Securities and Exchange Commission or its staff upon request.